EXHIBIT (a)(2)
                             ARTICLES SUPPLEMENTARY


          DREYFUS GROWTH AND VALUE FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by one billion one hundred million (1,100,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of one million one hundred thousand dollars ($1,100,000), of which (i) one hundred million shares (100,000,000) shares shall be classified as shares of Dreyfus Mid Cap Value Plus Fund, (ii) five hundred million (500,000,000) shares shall be classified as shares of Dreyfus Premier Growth Fund, of which one hundred million (100,000,000) of such shares shall be Class A Common Stock, one hundred million (100,000,000) of such shares shall be Class B Common Stock, one hundred million (100,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class R Common Stock and one hundred million (100,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier Growth Fund, and (iii) five hundred million (500,000,000) shares shall be classified as shares of Dreyfus Premier Structured Mid Cap Fund, of which one hundred million (100,000,000) of such shares shall be Class A Common Stock, one hundred million (100,000,000) of such shares shall be Class B Common Stock, one hundred million (100,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class R Common Stock and one hundred million (100,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier Structured Mid Cap Fund. Dreyfus Mid Cap Value Plus Fund, Dreyfus Premier Growth Fund and Dreyfus Premier Structured Mid Cap Fund are each referred to as a "Fund" and, together with the other investment portfolios of the Corporation, as the "Funds."

          SECOND: The shares of Dreyfus Mid Cap Value Plus Fund and the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Class T Common Stock of Dreyfus Premier Growth Fund and Dreyfus Premier Structured Mid Cap Fund (each a "Dreyfus Premier Fund") have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

          (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B, Class C, Class R and Class T Common Stock of each Dreyfus Premier Fund shall be determined separately from each other and from the other investment portfolios of the Corporation and, accordingly, a Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock may vary from class to class and from classes of other investment portfolios of the Corporation. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

          (2) The assets attributable to the shares of Common Stock of Dreyfus Mid Cap Value Plus Fund, and the Class A, Class B, Class C, Class R and Class T Common Stock of a Dreyfus Premier Fund shall be invested in the same investment portfolio of such Fund, together with the assets attributable to any other class of shares of such Fund hereinafter established.

          (3) The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes, if any) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (4) At such times (which may vary between and among the holders of particular classes, if any) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

          (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock to reflect differing allocations of the expenses of the Fund among the classes, if any, and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

          (6) Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders of the Fund that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of the Fund that does not affect holders of that particular class.

          THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue two billion three hundred million (2,300,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of two million three hundred thousand dollars ($2,300,000), classified as follows: Shares Authorized Fund/Class (if applicable)

Dreyfus Aggressive Growth Fund                                  100,000,000
Dreyfus Emerging Leaders Fund                                   100,000,000
Dreyfus International Value Fund                                100,000,000
Dreyfus Large Company Growth Fund                               100,000,000
Dreyfus Large Company Value Fund                                100,000,000
Dreyfus Midcap Value Fund                                       100,000,000
Dreyfus Small Company Value Fund                                100,000,000
Unclassified                                                    100,000,000
Dreyfus Premier Technology Growth Fund/Class A shares           100,000,000
Dreyfus Premier Technology Growth Fund/Class B shares           100,000,000
Dreyfus Premier Technology Growth Fund/Class C shares           100,000,000
Dreyfus Premier Technology Growth Fund/Class R shares           100,000,000

Dreyfus Premier Technology Growth Fund/Class T shares           100,000,000

                                                                   Shares
                                                                  Authorized
Fund/Class (if applicable)

Dreyfus Premier Future Leaders Fund/Class A shares               100,000,000
Dreyfus Premier Future Leaders Fund/Class B shares               100,000,000
Dreyfus Premier Future Leaders Fund/Class C shares               100,000,000
Dreyfus Premier Future Leaders Fund/Class R shares               100,000,000
Dreyfus Premier Future Leaders Fund/Class T shares               100,000,000
Dreyfus Premier Strategic Value Fund/Class A shares              100,000,000
Dreyfus Premier Strategic Value Fund/Class B shares              100,000,000
Dreyfus Premier Strategic Value Fund/Class C shares              100,000,000
Dreyfus Premier Strategic Value Fund/Class R shares              100,000,000
Dreyfus Premier Strategic Value Fund/Class T shares              100,000,000
                                                                  ----------

                                                   Total       2,300,000,000

          FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is three billion four hundred million (3,400,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of three million four hundred thousand dollars ($3,400,000), classified as follows: Shares Authorized Fund/Class (if applicable)

                                                                     Shares
                                                                   Authorized
Fund/Class (if applicable)

Dreyfus Aggressive Growth Fund                                    100,000,000
Dreyfus Emerging Leaders Fund                                     100,000,000
Dreyfus International Value Fund                                  100,000,000
Dreyfus Large Company Growth Fund                                 100,000,000
Dreyfus Large Company Value Fund                                  100,000,000
Dreyfus Midcap Value Fund                                         100,000,000
Dreyfus Small Company Value Fund                                  100,000,000
Dreyfus Mid Cap Value Plus Fund                                   100,000,000
Unclassified                                                      100,000,000
Dreyfus Premier Technology Growth Fund/Class A shares             100,000,000
Dreyfus Premier Technology Growth Fund/Class B shares             100,000,000
Dreyfus Premier Technology Growth Fund/Class C shares             100,000,000
Dreyfus Premier Technology Growth Fund/Class R shares             100,000,000
Dreyfus Premier Technology Growth Fund/Class T shares             100,000,000
Dreyfus Premier Future Leaders Fund/Class A shares                100,000,000
Dreyfus Premier Future Leaders Fund/Class B shares                100,000,000
Dreyfus Premier Future Leaders Fund/Class C shares                100,000,000
Dreyfus Premier Future Leaders Fund/Class R shares                100,000,000
Dreyfus Premier Future Leaders Fund/Class T shares                100,000,000
Dreyfus Premier Strategic Value Fund/Class A shares               100,000,000
Dreyfus Premier Strategic Value Fund/Class B shares               100,000,000
Dreyfus Premier Strategic Value Fund/Class C shares               100,000,000
Dreyfus Premier Strategic Value Fund/Class R shares               100,000,000
Dreyfus Premier Strategic Value Fund/Class T shares               100,000,000
Dreyfus Premier Growth Fund/Class A shares                        100,000,000
Dreyfus Premier Growth Fund/Class B shares                        100,000,000
Dreyfus Premier Growth Fund/Class C shares                        100,000,000
Dreyfus Premier Growth Fund/Class R shares                        100,000,000
Dreyfus Premier Growth Fund/Class T shares                        100,000,000
Dreyfus Premier Structured Mid Cap Fund/Class A shares            100,000,000
Dreyfus Premier Structured Mid Cap Fund/Class B shares            100,000,000
Dreyfus Premier Structured Mid Cap Fund/Class C shares            100,000,000
Dreyfus Premier Structured Mid Cap Fund/Class R shares            100,000,000
Dreyfus Premier Structured Mid Cap Fund/Class T shares            100,000,000
                                                                   ----------

                                                    Total       3,400,000,000

          FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

          IN WITNESS WHEREOF, Dreyfus Growth and Value Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.


                                            DREYFUS GROWTH AND VALUE FUNDS, INC.


                                            By:
                                                -----------------------------
                                                Mark N. Jacobs
                                                Vice President

WITNESS:


--------------------------------
Michael A. Rosenberg
Secretary